UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2002 (August 30, 2002)

(Exact name of registrant as specified in its charter)

Delaware	1-3671	13-1673581
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3190 Fairview Park Drive, Falls Church, Virginia	22042-4523
(Address of principal executive offices)	(Zip Code)

(703) 876-3000
Registrant’s telephone number, including area code

Item 5. Other Events

     On September 3, 2002, General Dynamics (“the company”) issued a press release announcing that on August 30, 2002, the Department of the Navy notified the company and the Boeing Company that unless they paid, within 30 days, approximately $2.3 billion that the government says the companies owe in the A-12 aircraft case, it would turn the matter over to the Defense Finance and Accounting Service for collection. The letter acknowledged that negotiations regarding a settlement of the A-12 matter are ongoing. The press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c ) Exhibits.

Exhibit 99	Press Release dated September 3, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL DYNAMICS CORPORATION
by	/s/ John W. Schwartz

John W. Schwartz
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: September 3, 2002